Exhibit 10.2

INTEREST CONTRIBUTION AGREEMENT

by and among

SIAMAK KOHANOFF

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

and

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, LP

September 13, 2016

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT dated as of September 13, 2016 (this “Agreement”), is made and entered into among SIAMAK KOHANOFF (the “Contributor”), FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, L.P. (“FCRE OP”) and FIRST CAPITAL REAL ESTATE TRUST INCORPORATED (“FCRE” and together with FCRE OP, each individually referred to herein as an “FC Party” and collectively referred to herein as the “FC Parties”). The Contributor and each of the FC Parties may individually be referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, FCRE OP is the operating partnership of FCRE. FCRE is engaged in the business of investing in interests in real estate. FCRE has been organized and operated to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). FCRE holds all or substantially all of its properties and assets through FCRE OP, its operating partnership;

WHEREAS, the Contributor is the owner of 31.00% of the limited liability company interests in United 2520 Tilden, LLC, a Delaware limited liability company (“Holdings” with the interest held by the Contributor referred to herein as the “Assigned Interest”);

WHEREAS, Holdings is the owner of 100% of the limited liability company interests in 2520 Tilden Fee, LLC, a Delaware limited liability company (“Tilden Fee”);

WHEREAS Tilden Fee is the direct owner of 100% of the fee simple interest in that certain property located at 2520 Tilden Ave, Brooklyn, NY 11226 and improvements thereon (the “Contributed Property”);

NOW, THEREFORE, in consideration of the foregoing recitals, the Parties acknowledge the adequacy of the consideration provided to each through their respective representations, warranties, covenants and agreements and promises contained in this Agreement, as well as other good and value consideration, and, intending to be legally bound, agree as provided below.

Article I.

CONTRIBUTION AND SALE

1.1           Recitals. The recitals above are incorporated into this Agreement and are hereby acknowledged to be true and correct.

1.2           Intentionally Omitted.

1.3           Contribution. At the Closing and on the terms and subject to the conditions contained in this Agreement:

(a)          The Contributor hereby agrees to assign, set over, and transfer to FCRE OP, absolutely and unconditionally, and free and clear of all Liens, all of their right, title and interest in and to Holdings and the Contributed Property, in exchange for the consideration set forth in Section 1.4(a), and FCRE OP hereby agrees to accept such assignment by the Contributor in the form of the assignment set forth in Exhibit “A” attached hereto.

(b)          all of the foregoing references to transfer of interests “free and clear of all Liens” shall refer to the membership interests, but not the underlying real estate.

1.4           Considertion. At the Closing and on the terms and subject to the conditions contained in this Agreement, the Contributor hereby irrevocably agrees to accept, in exchange for the Assigned Interests:

(a)          FOUR HUNDRED THIRTY THOUSAND FOUR HUNDRED FORTY THREE (430,443) units of limited partnership interest (“OP Units” with the OP Units issued hereunder referred to as the “Tilden Units” or the “Securities”) in FCRE OP free and clear of all liens and encumbrances, without any right of redemption except as set forth in Section 1.7, and valued at SIX MILLION NINE HUNDRED THOUSAND AND ONE DOLLARS and 29/100 ($6,900,001.29) based on a per OP Unit value of $16.03 (the “Issuance Price”); and

(b)          Cash Payment.  ONE MILLION DOLLARS AND 00/100 ($1,000,000.00) in immediately available funds (the “Cash Payment”) wired to Contributor’s account at Wells Fargo Bank; ABA: 121042882; Account# 1039093529.

1.5           Issuance of Securities. At the Closing and on the terms and subject to the conditions contained in this Agreement, FCRE OP shall issue the Securities free and clear of all liens and encumbrances, without any right of redemption except as set forth in Section 1.7, to be allocated as designated by the Contributor in Schedule 1.5 hereto.

1.6           Treatment as a Contribution.

(a)          Any sale by the Contributor of the Contributed Property are each intended to be governed by Section 721(a) of the Code.

(b)          The Parties hereto acknowledge and agree to the tax treatment described in this Section 1.6, and shall all file their respective Tax Returns consistent with such treatment, unless otherwise required by applicable Law.

1.7           Rights of Redemption

Notwithstanding anything to the contrary contained in this Agreement, any of the other agreements in connection with this transaction and the limited partnership agreement of FCRE OP (the “Partnership Agreement”):

(a)          With seven (7) Business Days prior written request to FCRE OP by Contributor, Contributor shall have the right to redeem the Tilden Units under the following terms and conditions:

(i)          Contributors right to request redemption of the Tilden Units pursuant to this Section 1.8 shall commence on April 1, 2017;

(ii)         Contributor shall not redeem more than ONE HUNDRED SEVEN THOUSAND SIX HUNDRED ELEVEN (107,611) OP Units in any one fiscal quarter; and

(iii)        FCRE OP shall be obligated to provide cash consideration for each OP Unit being redeemed pursuant to this Section 1.8 at the Issuance Price.

(b)          FCRE OP shall have the right, in its sole discretion and without penalty, at any time and from time to time to force the redemption of some or all of the Tilden Units and FCRE OP shall be obligated to provide consideration to the Contributor for each OP Unit being redeemed in an amount equal to the Issuance Price.

1.8           Distributions with respect to the FC OP Units.

Notwithstanding anything to the contrary contained in this Agreement, any of the other agreements in connection with this transaction and the Partnership Agreement, distributions shall be paid by FCRE OP to the holders of the Tilden Units, with respect to the Tilden Units, on the first of each month following the Closing Date in an amount equal to a seven percent (7%) per annum yield on each outstanding Tilden Unit (the “Monthly Yield Payment”). For the purposes of determining the Monthly Yield Payment, each outstanding Tilden Unit shall be valued at the Issuance Price.

1.9           Conversion of OP Units.

Notwithstanding anything to the contrary contained in this Agreement, any of the other agreements in connection with this transaction and the Partnership Agreement, the holders of the Tilden Units shall have no right to convert the Tilden Units to common shares in FCRE until the earlier to occur of: (i) the listing of FCRE on a national stock exchange; or (ii) the sale of all or substantially all of the assets of FCRE (collectively, the “Conversion Event”). From and after the Conversion Event, any Holder of any of the Tilden Units shall have the right to convert their OP Units into shares of common stock of FCRE at an exchange ratio of one share of FCRE common stock for one OP Unit.

Article II.

CLOSING

2.1           Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall be deemed to have occurred as of the date first written above (the “Closing Date”). Upon execution of this Agreement, the conditions to closing as set forth in Article V hereof shall be deemed to have been met or waived by each of the Parties. The Parties and their representatives may participate in the Closing by electronic means and electronic delivery of signed documents. The Closing shall be deemed to occur as of midnight at the end of the Closing Date.

2.2           Closing deliveries by the Contributor. At the Closing, the Contributor (except as otherwise provided below) will deliver or cause to be delivered to FCRE OP each of the following agreements, instruments and other documents:

(a)          with respect to the Assigned Interest, a duly executed instrument of assignment in the form attached hereto as Exhibit A;

(b)          with respect to the Contributor, a duly executed joinder to the Partnership Agreement as set forth in each certificate of OP Units in the form attached hereto as Exhibit B (each a “Joinder”);

(c)           with respect to the Contributor, a duly completed and executed certificate pursuant to Treasury Regulation section 1.1445-2(b)(2) certifying that the Contributor is not a “foreign person” within the meaning of Code section 1445 (each a “FIRPTA Affidavit”);

(d)          any and all other instruments and documents required to be delivered by the Contributor at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as FCRE OP may reasonably request to effect any of the transactions contemplated hereby.

2.3           Closing Deliveries by FCRE OP and FCRE. At the Closing, FCRE OP and FCRE will deliver or cause to be delivered, to the Contributor each of the following agreements, instruments and other documents:

(a)          certificates evidencing the approval of the issuance of the Tilden Units to be issued by FCRE OP to the Contributor to receive Securities hereunder registered in the name designated by the Contributor;

(b)          a duly executed counterpart of each Joinder;

(c)          any and all other instruments and documents required to be delivered by FCRE OP, FCRE or FCREI at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as the Contributor may reasonably request to effect any of the transactions contemplated hereby;

(d)          the Cash Payment; and

(e)          the payment of amounts outstanding due Contributor pursuant to Section 6.1(b)(i) of the Operating Agreement for Holdings as of the Closing Date in the amount of TWO HUNDRED EIGHT THOUSAND SEVEN HUNDRED FIFTY and 00/100 DOLLARS ($208,750.00).

Article III.

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

3.1           The Contributor hereby represents and warrants the accuracy of the preamble Recitals and hereby jointly and severally make the following representations and warranties to the FC Parties as of the date hereof:

(a)          No Brokers. Neither the Contributor or any of its Affiliates (the “Contributing Parties”) has or will have any obligation to pay any brokerage fees or commissions, finder’s fee, advisory fees or other similar fees related to the execution of this Agreement, any of the other documents executed in connection with the transaction contemplated by this Agreement or the consummation of any of the transactions contemplated hereby or thereby (the “Transaction Documents”) and Contributor shall indemnify, defend and hold harmless FCRE and FCRE OP from any responsibility, liability or obligation with respect thereto.

(b)          Compliance with Laws. Except as expressly disclosed in a writing by the Contributing Parties to FCRE OP dated prior to, and received by FCRE OP prior to, the date hereof, the Contributor has no knowledge that any portion of the Contributed Property is not in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire safety, conservation, parking, Americans with Disabilities Act, zoning and building laws) whether federal, state or local, except where the failure to so comply would not have a Material Adverse Effect. Compliance with Environmental Laws is not addressed by this Section 3.1(b), but rather solely by Section 3.1(e).

(c)          Eminent Domain. The Contributor has no knowledge of any existing or proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of the Contributed Property.

(d)          Licenses, Approvals, Entitlements and Permits. The Contributor has no knowledge whether the Contributed Property has the requisite licenses, permits or other governmental approvals (including without limitation, all approvals and entitlements) required to be obtained by the owner of any of the Contributed Property in connection with the permitting, approval, construction, use, occupancy, management, leasing and operation of the Contributed Property, which includes notice that any licenses, permits or other governmental approvals (including without limitation, all approvals and entitlements) have not been obtained and are not in full force and effect or are not good standing.

(e)          Environmental Compliance. Except as expressly disclosed in a writing by the Conrtibutor to FCRE OP dated prior to, and received by FCRE OP prior to, the date hereof, the Contributor has no knowledge whether Holdings has received notice that any portion of the Contributed Property is not in compliance with any Environmental Laws and Environmental Permits, except where the failure to so comply would not have a Material Adverse Effect. The Contributor has not received any written notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any current violation of, or requiring current compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon the Contributed Property. The Contributor has not been made aware of any litigation or investigation that is pending with respect to Hazardous Materials located in, on, under or upon the Contributed Property, and to the best of Contributor’s knowledge no such litigation or investigation has been threatened in writing in the last twelve months by any Governmental Entity or any third party.

(f)          Zoning. The Contributor has no knowledge whether Holdings has received (a) any written notice (which remains uncured) from any Governmental Authority stating that any part of the Contributed Property is currently violating any zoning, land use, development agreement or other similar rules or ordinances in any material respect, or (b) any written notice of any pending or threatened proceedings for the rezoning (i.e., as opposed to the current zoning) of any of the Contributed Property or any portion thereof except, in each case as would not have a Material Adverse Effect, and the Contributor knows of no event or circumstance which currently exists, or which, with the passage time may exist, which would in any way negate or subject the Contributed Property to lose or be divested of any Approvals or Entitlements.

(g)          Additional Representations. The Contributor hereby make the following additional representations and Warranties in favor of the FC Parties:

(i)          The Contributor has not received notice of any proceedings at law or in equity before any court, grand jury, administrative agency or other investigative agency, bureau or instrumentality of any kind pending or threatened, against or affecting the Contributed Property or the Contributor that (i) involve, or in any way may affect, the validity or enforceability of this Agreement or any other instrument or document to be delivered by the Contributor pursuant hereto, (ii) enjoin or prevent or threaten to enjoin or prevent the performance of the Contributor’s obligations hereunder or (iii) relate specifically to the Assigned Interest, the Contributed Property or the title thereto; and there is no other pending or threatened litigation, governmental investigation or administrative proceeding affecting the the Assigned Interest or to the best of Contributor’s knowledge, the Contributed Property;

(ii)         The Contributor is not a debtor under any bankruptcy or other insolvency law, or are in the hands of a receiver, nor is an application for the appointment of a receiver pending; and none of the Contributing Parties have made an assignment for the benefit of creditors, nor filed, or had filed against it, any petition in bankruptcy which is currently pending in any court;

(iii)        All information and documents heretofore prepared and delivered by the Contributor to the FC Parties are true, complete and accurate in all material respects, and with respect to documents, are true, correct and complete copies thereof;

(h)          Condition precedent. The truth, accuracy and completeness of each of the representations and warranties of the Contributor made in this Agreement as of the date hereof, and as of the date of Closing, shall constitute a condition precedent to the obligations of the FC Parties hereunder. Each such representation and warranty shall survive the Closing and the transfer of the Contributed Property hereunder.

3.2        The Contributer makes the following representations and warranties to the FC Parties on a sole, separate and several basis as of the date hereof:

(a)          Organization and Authorization. The Contributor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and any other of the Transaction Documents. The Contributor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any of the other Transaction Documents. Upon the execution and delivery of any Transaction Document to be executed and delivered by the Contributor, such Transaction Document shall constitute the valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

(b)          Title to the Assigned Interest. Contributor owns the Assigned Intrest free from all Liens.

(c)          Absence of Defaults and Conflicts. With respect to each Contributing Party, neither the execution and delivery of this Agreement, any Transaction Document, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will: (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon Holdings or the Contributed Property, under (i) any Organizational Documents of any Contributing Party, (ii) any agreement, document or instrument to which any Contributing Party is a party or by which such Contributing Party or any of the Contributed Property or Holdings is or are bound, (iii) any term or provision of any judgment, order, writ, injunction, or decree binding on any Contributing Party (or its assets or properties, including the Contributed Property or Holdings), or (iv) any Laws applicable to such Contributing Party; or (b) require the approval, consent, authorization or act of, or the making by such Contributing Party of any declaration, filing or registration with, any Person.

(d)          FIRPTA. No Contributing Party is a “foreign person” within the meaning of Code Section 1445(f)(3), and each Contributing Party shall certify to that effect and certify its taxpayer identification number at Closing pursuant to Code Section 1445(b)(2).

(e)          No Litigation. No Proceeding or Order is pending against or affecting the Contributor or its Assigned Interest(and, to the knowledge of each Contributing Party, no such Proceeding or Order has been threatened in writing): (a) under any bankruptcy or insolvency Law; (b) that seeks or could be reasonably likely to seek injunctive or other relief in connection with this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby; or (c) that reasonably could be expected to adversely affect (i) the performance by such Contributing Party under this Agreement or any other Transaction Document, or (ii) the consummation of any of the transactions contemplated hereby or thereby.

(f)          No Consents Required. Except as shall have been satisfied on or prior to the Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by any Contributing Party in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not have a Material Adverse Effect.

(g)          Taxes. Except as would not have a Material Adverse Effect, (a) all Tax Returns and reports required to be filed by the Contributor with respect to the Assigned Interest, if any, have been timely filed (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such returns and reports are accurate and complete in all material respects, and all Taxes required to be paid by Contributor, if any, with respect to the Assigned Interest have been paid, and (b) no deficiencies for any Taxes have been proposed, asserted or assessed against or on the Contributor with respect to the Assigned Interest, and no requests for waivers of the time to assess any such Taxes are pending.

(h)          Tax Matters. The Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (a) the transfer of the Assigned Interest and the Contributed Property to FCRE OP and the receipt of OP Units, (b) the Contributing Parties admission as a limited partner of FCRE OP, and (c) any other transaction contemplated by this Agreement. Each Contributing Party further represents and warrants that it has not relied on FCRE OP, FCRE, or any of their Affiliates, representatives or counsel for any tax advice and that it is not relying on any advice or any information or material furnished by such parties, whether oral or written expressed or implied, of any nature whatsoever, regarding the tax consequences of the events and transactions set forth in the preceding sentence.

(i)          Insurance. The Contributing Parties have not received notice that any of the insurance policies affecting the Contributed Property is not in full force and effect in all material respects. Holdings has not received from any insurance company any notices of cancellation or intent to cancel any insurance with respect to the Contributed Property.

(j)          Investment Representations.

(i)          The Contributor acknowledges that the offering and issuance of the Securities to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that FCRE OP’s and FCRE’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to FCRE OP and FCRE as follows:

1.          The Contribuutor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

2.          The Contributor is acquiring the Securities solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any thereof in violation of the federal securities Law.

3.          The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the federal securities Law. The Contributor is able to bear the economic risk of holding the Securities for an indefinite period and is able to afford the complete loss of its investment in the Securities; The Contributor has received and reviewed all information and documents about or pertaining to FCRE OP and FCRE and the business and prospects of the FCRE OP and FCRE and the issuance of the Securities as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the FCRE OP and FCRE and the business and prospects of FCRE OP and FCRE which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Securities; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the Securities. The Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Contributing Parties advisors (including tax advisors), and not upon that of FCRE OP, FCRE or any of their Affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby.

(ii)         The Contributor is fully aware that the Securities have not been registered with the SEC in reliance on the exemptions specified in Regulation D under the Securities Act, which reliance is based in part upon the Contributing Parties representations set forth herein. The Contributor understands that the Securities have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws, and unless they are registered, they may not be re-offered for sale or resold except in a transaction or as a security exempt under those laws.

(k)          Exculpation and Waiver of Claims.

(i)          Notwithstanding the information and materials provided to or otherwise obtained by the Contributing Parties as described in this Section 3.2(k), the Contributor understands and acknowledges that the FC Parties and their respective affiliates, officers, directors, partners, members, employees and agents may be in possession of additional material non-public information about FCRE’s and FCRE OP’s operations, prospects and strategic plans that has not been disclosed to the Contributing Parties or to their representatives in connection with this Agreement. Therefore, the Contributor understands, acknowledges and agrees that any information in its possession regarding FCRE and FCRE OP may be incomplete in whole or in part; provided, however, that the foregoing shall neither relieve the FC Parties of their responsibilities and obligations pertaining to the representations and warranties expressly made by such parties in this Agreement nor diminish the veracity or substantive effect of the same representations and warranties as expressly stated in this Agreement or in connection with such fraud, intentional misrepresentations or willful misconduct by the FC Parties or any of its officers, directors, partners, members and employees.

(ii)         The Contributor hereby irrevocably understands, acknowledges and agrees that it will not directly or indirectly institute, join any person in instituting or take any action to directly or indirectly institute, any legal or other proceeding against FCRE, FCRE OP or any of their affiliates, officers, directors, partners, members, employees or agents for any reason relating to, or seeking damages or remedies (whether legal or equitable) with respect to this Agreement, an investment in the Securities or any of the information that FCRE, FCRE OP or any of their affiliates, officers, directors, partners, members, employees, agents or representatives has provided or omitted to provide to the Contributing Parties in connection with the this Agreement or otherwise, other than in the case of any representation or warranty by FCRE or FCRE OP expressly set forth in this Agreement; provided, however, that except as expressly provided above, the foregoing provisions shall not preclude or limit the rights and remedies available to Contributor under and in accordance with the terms of this Agreement or his rights as a holder of OP Units in FCRE OP.

(iii)        The Contributor understands, acknowledges and agrees that it is not relying upon representations and warranties of any Person, other than representations and warranties of the FC Parties contained herein and in the other Transaction Documents, in making its investment or decision to invest in the Securities.

(iv)        The parties hereto acknowledge and agree that no individual, duly authorized and acting as an officer, director, partner, member, shareholder, agent, consultant or employee on behalf of the Contributing Parties or the FC Parties, respectively, shall have any personal liability arising from this Agreement or from the transactions contemplated by this Agreement except in connection with such individuals fraud, intentional misrepresentations or willful misconduct.

Article IV.

REPRESENTATIONS AND WARRANTIES OF FCRE OP AND FCRE

FCRE OP and FCRE, jointly and severally, hereby represent and warrant to the Contributor as follows:

4.1           Organization and Authorization. Each of FCRE OP and FCRE is an entity duly organized, validly existing and in good standing in the state of its organization. Each of FCRE OP and FCRE has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and any other Transaction Documents. Each of FCRE OP and FCRE has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other Transaction Documents. Upon the execution and delivery of any Transaction Documents to be executed and delivered by FCRE OP or FCRE, such Transaction Document shall constitute the valid and binding obligation of FCRE OP or FCRE, enforceable against FCRE OP or FCRE in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other Transaction Document on behalf of FCRE OP or FCRE is and shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of FCRE OP or FCRE.

4.2           No Litigation. No Proceeding or Order is pending against or affecting FCRE and FCRE OP or property owned by any such parties (and, to the knowledge of the FC Parties no such Proceeding or Order has been threatened in writing) (a) under any bankruptcy or insolvency Law, (b) that seeks or could be reasonably likely to seek injunctive or other relief in connection with this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby, or (c) that reasonably could be expected to adversely affect (i) the performance by FCRE of FCRE OP under this Agreement or any other Transaction Document, or (ii) the consummation of any of the transactions contemplated hereby or thereby.

4.3           No Consents or Approvals. Except as shall have been satisfied on or prior to the Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by any of the FC Parties in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not have a Material Adverse Effect.

4.4           No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the Parties to this Agreement and the transactions contemplated hereby between the Parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under the organizational documents of FCRE or FCRE OP or any term or provision of any judgment, order, writ, injunction, or decree binding on FCRE or FCRE OP.

4.5           Valid Issuance of Securities. The OP Units to be issued to the Contributor pursuant to this Agreement have been duly authorized by the FC Parties and, when issued against the consideration therefor, will be validly issued by FCRE OP, free and clear of all Liens created by FCRE OP (other than Liens created by the Partnership Agreement).

4.6           REIT Status. FCRE is a real estate investment trust properly formed under Section 856 through 860 of the Code.

4.7           Charter Documents. FCRE has provided drafts of amendments to its Certificate of Incorporation and amendments to the governing charter instruments of FCRE OP and each of its material subsidiaries reflecting a rebranding from United to First Capital. FCRE, FCRE OP and each of its subsidiaries is in compliance with the provisions of its Certificate of Incorporation or equivalent governing charter instrument.

(a)          Financial Records. FCRE and FCRE OP have provided Contributor with the audited financials of FCRE and FCRE OP as of August 14, 2015, the date of the filing of FCRE’s most recent quarterly report (collectively, the “Financial Records”).

(b)          Financial Statements in Accordance with Books and Records; Fair Presentation. FCRE and FCRE OP hereby represent and warrant that the financial statements provided are in accordance with the books and records of FCRE and FCRE OP, and fairly present the financial condition of FCRE and FCRE OP as at the respective dates indicated.

4.8           Information Provided to Contributor. The financial statements, all financial data, organizational documents relating to the FC Parties and their related entities, and all other documents and information heretofore delivered to the Contributor by or with respect to the FC Parties in connection with the transactions contemplated by this Agreement or otherwise relating to the FC Parties, are to the best knowledge of the FC Parties correct and complete in all material respects; fairly present the FC Parties, and there have been no material amendments thereto since the date such items were prepared or delivered to Contributor.

Article V.

CONDITIONS PRECEDENT

5.1           Conditions Precedent to the Obligations of Each Party. The obligations of each Party to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following conditions:

(a)          No Order. No Governmental Authority with jurisdiction over such matters shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated hereby at the Closing illegal or otherwise restricting, preventing or prohibiting consummation of such transactions.

(b)          Simultaneous Closing. The transfers contemplated in Section 1.3(a) hereof shall all be consummated at the Closing on the Closing Date and shall be deemed to have occurred simultaneously.

5.2           Conditions Precedent to the Obligations of the Contributor. The obligations of each Contributor to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following additional conditions:

(a)          Agreements and Covenants. FCRE OP and FCRE shall have performed all obligations to be performed by them, and complied with their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Closing.

(b)          Closing Deliveries. FCRE OP and FCRE shall have delivered, or caused to be delivered, each of the items set forth in Section 2.3.

5.3           Conditions Precedent to the Obligations of the FC Parties. The obligations of the FC Parties to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver by the FC Parties, at or prior to the Closing, of the following additional conditions:

(a)          Agreements and Covenants. The Contributor shall have performed all obligations to be performed by them, and complied with their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Closing.

(b)          Closing Deliveries. The Contributor shall have delivered, or caused to be delivered, each of the respective items set forth in Section 2.2.

(c)          The FC Parties shall have the right to elect to waive one or more, or all, of the Conditions Precedent set forth in this Section 5.3, each of which Conditions Precedent run in favor of FC Parties, and elect to determine to Close the transactions contemplated herein prior to satisfaction of any of the conditions precedent set forth in this Section 5.3, in which case, the Closing shall occur promptly upon such waiver.

5.4           Condition Precedent. The truth, accuracy and completeness of each of the representations and warranties by FCRE and FCRE OP to the Contributor made in this Agreement as of the date hereof, and as of the Closing Date, shall constitute a condition precedent to the obligations of the Contributor hereunder. Each such representation and warranty shall survive the Closing and the transfer of the Contributed Property hereunder. In the event that any Party to this Agreement proceeds to Closing with knowledge of any untruth or inaccuracy with respect to the representations and warranties made in ARTICLE V that Party shall be deemed to have waived its rights to any claim based such untruth or inaccuracy.

Article VI.

GENERAL PROVISIONS

6.1           Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any of the Parties.

6.2           Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by email or facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is thereafter sent or delivered by an additional method provided in this Section 6.2, in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Contributor hereto:

Mr. Siamak Kohanoff

c/o Kohanoff Arco

11243 San Fernando Road

San Fernando, CA 91340

With copies to:

Kaufman Dolowich Voluck

60 Broad Street, Suite 3600

New York, NY 1004

Attn: Steven P. Nassi, Esq.

And

Stempel Bennett Claman & Hochberg, P.C.

675 Third Avenue, 31st Floor

New York, NY 10017

Attn: Steven R. Hochberg, Esq.

If to FC Party, to:

First Capital Real Estate Advisors, LP

60 Broad Street, 34th Floor

New York, NY 10004

Attn: Legal Department

Email: s@firstcapitalre.com

with a copy (which shall not constitute notice or service of process under this Section 6.2) to:

Downey Brand LLP

621 Capitol Mall

18th Floor

Sacramento, CA 95814

Attn: Anthony A. Arostegui, Esq.

Email: aarostegui@downeybrand.com

Any Party may change its address specified above by giving each party Notice of such change in accordance with this Section 6.2. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

6.3           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.4           Amendment. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the Parties.

6.5           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except that First Capital Real Estate Advisors, L.P. is a third party beneficiary hereunder as the external advisor of FCRE.

6.6           Governing Law; Jurisdiction and Venue.

(a)          This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

(b)          Each Party agrees that any Proceeding for any claim arising out of or related to this Agreement or the transactions contemplated hereby, whether in tort or contract or at law or in equity, shall be brought only in either the United States District Court for the Southern District of New York or in a New York state court sitting in New York, New York (each, a “Chosen Court”), and each Party irrevocably (a) submits to the jurisdiction of the Chosen Courts (and of their appropriate appellate courts), (b) waives any objection to laying venue in any such Proceeding in either Chosen Court, (c) waives any objection that such Chosen Court is an inconvenient forum for the Proceeding, and (d) agrees that, in addition to other methods of service provided by law, service of process in any such Proceeding shall be effective if provided in accordance with Section 6.2, and the effective date of such service of process shall be as set forth in Section 6.2.

6.7           Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver, and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.7.

6.8           Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

6.9           Mutual Drafting; Consultation with Advisors. Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of the negotiations between the Parties.

6.10         Entire Agreement. This Agreement (including its exhibits, appendices and schedules and the other documents delivered pursuant hereto and thereto constitute a complete and exclusive statement of the agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all other prior agreements, arrangements or understandings by or between the Parties, written or oral, express or implied, with respect to the subject matter hereof or thereof.

6.11         Counterparts. This Agreement may be executed (including by facsimile or other similar electronic transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.12         Section Headings; Interpretation.

(a)          The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement,

(b)          When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article, Section, Annex or Exhibit of or to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” unless the context otherwise requires or unless otherwise specified. Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Agreement refer to this entire Agreement. Except as otherwise specifically provided herein, where any action is required to be taken on a particular day and such day is not a Business Day and, as a result, such action cannot be taken on such day, then this Agreement shall be deemed to provide that such action shall be taken on the first Business Day after such day.

[Signature Pages to Follow]

IN WITNESS OF THE FOREGOING, each Party executes this Agreement as of the date first written above, by the Party himself or herself or the Party’s duly authorized officer.

CONTRIBUTOR:

SIAMAK KOHANOFF

/s/ Siamak Kohanoff

FC PARTIES:

FIRST CAPITAL REAL ESTATE
OPERATING PARTNERSHIP, L.P.
a Delaware limited partnership

By:	First Capital Real Estate Trust Incorporated,
a Maryland corporation
its General Partner

	By:	/s/ Suneet Singal
Name: Suneet Singal
Title: CEO & Chairman of the Board

FIRST CAPITAL REAL ESTATE
TRUST INCORPORATED
a Maryland corporation

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: CEO & Chairman of the Board

[Signature page to Contribution Agreement]

DEFINITIONS

“Agreement” has the meaning set forth in the introductory paragraph.

“Affiliate” means, with respect to a specified Person, each other Person that directly or indirectly Controls, is Controlled by, or is under common Control with that Person.

“Best Knowledge” means to the extent that such knowledge is ascertainable though a reasonable inquiry of the relevant facts and circumstances.

“Business Day” means any day other than (a) a Saturday or a Sunday, or (b) a day on which banks are required or authorized by Law to be closed in The City of New York.

“Cash Payment” shall have the meaning set forth in Section 1.5(b).

“Chosen Court” has the meaning set forth in Section 6.6.

“Code” has the meaning set forth in the recitals.

“Contributed Property” has the meaning set forth in the recitals.

“Contributed Entity” and “Contributed Entities” have the meanings set forth in the recitals.

“Contributed Entities” has the meaning set forth in the recitals.

“Contributed Property” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Contributing Party” or “Contributing Parties” has the meaning set forth in Section 3.1.

“Contributor” has the meaning set forth in the introductory paragraph.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of an equity interest, by contract or otherwise. The terms “Controlled by” and “under common Control with” have correlative meanings.

“Conversion Event” has the meaning set forth in Section 1.9.

“Entity” means, except for Governmental Authorities, (a) any corporation, partnership, joint venture, limited liability company, business trust or other business entity, (b) any association, unincorporated business or other organization, (c) any trust, and (d) any other organization having legal status as an entity under any Law.

“Environmental Law” means Laws or Orders of any Governmental Authority relating to pollution or protection of the environment or natural resources (including the generation, use, storage, management, treatment, transportation, disposal, presence, Release or threatened Release of any Hazardous Material) or occupational health and safety, such as the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy act of 1982, 42 U.S.C. Section 10101 et seq.

“Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

“FC Parties” has the meaning set forth in the introductory paragraph.

“FCRE” shall mean First Capital Real Estate Trust Incorporated, a Maryland corporation (f/k/a United Realty Trust Incorporated).

“FCRE OP” shall mean First Capital Real Estate Operating Partnership, LP, a Delaware limited partnership (f/k/a United Realty Capital Operating Partnership, LP).

“FC Parties” has the meaning set forth in the introductory paragraph.

“FIRPTA Affidavit” has the meaning set forth in Section 2.2(c).

“Governmental Authority” means (a) any body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental agency, department, board, commission or other instrumentality, whether national, territorial, federal, state, provincial, local, supranational or other authority, (b) any organization of multiple nations, or (c) any tribunal, court or arbitrator of competent jurisdiction.

“Hazardous Material” means any material, substance or waste defined or regulated in relevant form, quantity or concentration as hazardous or toxic or as a pollutant or contaminant (or words of similar import) pursuant to any Environmental Law, including any petroleum, waste oil or petroleum constituents or by-products.

“Improvements” means, with respect to the Contributed Property, all buildings and other structures and improvements situated on the land, to the extent the same form a part of the Contributed Property.

“Issuance Price” shall be $16.03 per OP Unit.

“Joinder” has the meaning set forth in Section 2.2(b).

“Law” and “Laws” mean (a) any constitution applicable to, and any statute, treaty, rule, regulation, ordinance, or requirement of any kind of, any Governmental Authority, (b) principles of common law, and (c) any Order.

“Liabilities” means any and all debts, liabilities and obligations, of whatever kind or nature, primary or secondary, direct or indirect, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Lien” means any lien, encumbrance, security interest, pledge or any other title restriction of any kind.

“Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of FCRE, FCRE OP and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

“Monthly Yield Payment” shall have the mean set forth in Section 1.8.

“Notice” has the meaning set forth in Section 6.2.

“Partnership Agreement” means the agreement of limited partnership of FCRE OP and any amendments or restatements thereto.

“OP Units” has the meaning set forth in Section 1.4.

“Order” means any decree, injunction, judgment, order, ruling, writ, assessment or arbitration award of a Governmental Authority, arbitrator or arbitral body, commission or self-regulatory organization, whether arising from a Proceeding or applicable Law.

“Organizational Documents” means each of the following, as applicable, as amended and supplemented: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement (or limited liability company agreement) and certificate of organization or formation of a limited liability company; and (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person.

“Parties” has the meaning set forth in the introductory paragraph.

“Permits” means, with respect to the Property, all governmental permits and approvals, including licenses, registrations and authorizations, required for the ownership and operation of the Contributed Entity or the Property at the Real Property, including without limitation, qualifications to do business, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits, and any and all other necessary approvals from Governmental Authorities and other approvals granted by any public body.

“Person” means an individual, an Entity or a Governmental Authority.

“Proceeding” means any action, claim, audit or other inquiry, hearing, investigation, suit or other charge or proceeding (whether civil, criminal, administrative, investigative, formal or informal) by or before any Governmental Authority or before an arbitrator or arbitral body or mediator.

“Real Property” shall mean, with respect to the Property, collectively, the land and Improvements, together with all easements, rights of way, privileges, licenses and appurtenances which the Contributed Entity or any of its Subsidiaries may now own or hereafter acquire with respect thereto.

“REIT” has the meaning set forth in the recitals.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 1.4(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” or “Taxes” means (i) all federal, state, local and foreign net or gross income, gross receipts, turnover, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, duties, export taxes and withholdings, capital stock, franchise, profits, withholding, social security (or similar), unemployment, supplementary, retirement system, disability, real property, personal property, sales, use, transfer, registration, value added, recording, intangible, documentary, goods and services, ad valorem, net proceeds, net worth, special assessments, workers’ compensation, utility, production, gains, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, together with any interest, penalty, or addition thereto payable in connection with such taxes, whether disputed or not and (ii) any liability of any Person for the payment of amounts of the type described in clause (i) as a transferee, successor or payable pursuant to a contractual obligation.

“Tax Return” means any return, declaration, report, claim for refund, document, or information return or statement relating to Taxes, or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including any schedules or attachments thereto, and including any amendments thereof.

“Transaction Documents” means collectively this Agreement and the other agreements contemplated to be delivered in connection herewith or therewith and any other agreement, certificate, instrument or writing delivered by the Contributor in connection with this Agreement or the transactions contemplated hereby.

[Schedules and Exhibits to Follow]

SCHEDULE 1.5

ALLOCATION OF SECURITIES

Receiving Party	Percentage of OP Units Issued Hereunder Allocated to Receiving Party
Siamak Kohanoff	100%

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this "Assignment") is made as of this 13th day of September, 2016 by and between SIAMAK KOHANOFF (“Assignor”), and FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, LP, a Delaware limited partnership ("Assignee").

WITNESSETH:

WHEREAS, Assignor is the owner of 31% of the limited liability company interests in UNITED 2520 TILDEN, LLC, a Delaware limited liability company (the “Company”) including the profit participation interest afforded to Assignor under the operating agreement of the Company dated March 29, 2013 as the same was amended December 31, 2015 and as the same may have been further amended or modified from time to time (the "LLC Agreement");

WHEREAS, the Company is the owner of 100% of the limited liability company interest in 2520 TILDEN FEE, LLC, a Delaware limited liability company (“Tilden Fee”); and

WHEREAS, Tilden Fee is the direct owner of 100% of the fee simple interest in that certain property located at 2520 Tilden Ave, Brooklyn, NY 11226 and improvements thereon (the “Property”), which title is good and marketable, and free and clear of liens and encumbrances except only non-monetary matters of record, zoning and similar laws, and which Property is subject to the Mortgage Debt as described below (collectively, the “Permitted Exceptions”); and

WHEREAS, Assignor desire to contribute and assign 100% percent of its membership interests and profit participation interest in the Company (the “Membership Interests”) to Assignee, and Assignee desires to assume the same, all under the terms and conditions set forth herein; and

WHEREAS, this Assignment is being made pursuant to that certain agreement dated September 13, 2016 (the “Contribution Agreement”), by and among Assignor, Assignee and FIRST CAPITAL REAL ESTATE TRUST INCORPORATED (“FCRE”).

NOW, THEREFORE, in consideration of the foregoing, the payment of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Assignor and Assignee, intending to be legally bound hereby, agree as follows:

1.          Assignment; Representations.

(a)          Assignor hereby contribute and assign all of Assignor’s right, title and interest in and to the Membership Interests to Assignee, to have and to hold the Membership Interests unto Assignee, and Assignee's legal representatives, heirs, successors and assigns, as the case may be, forever.

(b)          Assignor hereby represents and warrants to Assignee that:

(i)          each of the representations in the Recitals are true and correct and are incorporated herein by reference as if fully restated herein;

(ii)         the Property owned by Tilden Fee is subject to one or more mortgage loans with a current balance of principal and interest of not more than $14,486,654.00 (the “Mortgage Debt”); except for the Mortgage Debt neither the Property, Tilden Fee nor the Company has any other debt except for ordinary trade debt incurred in the ordinary course of business, and Assignor has received a notice of default on any of the Mortgage Debt or any other debt, obligations or agreements which the Company, Tilden Fee or the Property have with any persons; and

(iii)        the Membership Interests are free and clear of any and all liens, charges and/or encumbrances, is owned entirely by Assignor and has not previously been conveyed, pledged or assigned by Assignor to any other party, and Assignor has full power and authority to execute and deliver this Assignment.

2.          Incorporation by Reference. This Assignment is being made in accordance with and pursuant to the Contribution Agreement, and all of the Assignor’s representations and warranties, and agreements, undertakings, indemnifications and commitments relating to the Property, the Company and this Assignment as set forth in the Contribution Agreement are incorporated herein by reference as if fully restated herein.

3.          Assumption. Assignee hereby accepts Assignor’s assignment of the Membership Interests and assumes the performance and observance of all of the covenants, agreements and conditions on the part of Assignor to be performed and observed respecting the Mortgage Debt and the Membership Interest pursuant to the LLC Agreement from and after the date hereof.

4.          Regulation S-X Cooperation. Assignee has advised Assignor that Assignee, or one or more of its affiliates, must comply with Securities and Exchange Commission Regulation S-X (17. C.F.R. §Part 210) (“Regulation S-X”), including, but not limited to, Rule 3-14. In connection with such compliance with Regulation S-X, Assignor shall at the request of Assignee (a) make available to Assignee for review and, as necessary, copying, all financial and other information pertaining to the period of the Assignor’s ownership of the Property and Membership Interests, which information is relevant and necessary, in the opinion of Assignee or its independent registered public accounting firm (the “Accountants”), to enable Assignee and its Accountants to prepare financial statements in compliance with Regulation S-X, if and to the extent the same then exists and has not been previously provided or made available to Assignee prior to or in connection with the Closing, (b) cooperate with Assignee and provide access to any of Assignor’s contractor’s personnel involved with the financial reporting of the Property or Membership Interests, at no expense to Assignor and at reasonable times and places for a period ending on March 31, 2017, and (c) provide to Assignee’s Accountants a commercially reasonable representation letter, at Assignee’s sole cost and expense, regarding the books and records of the Property and Membership Interests in connection with such Accountants’ auditing of the Property in accordance with generally accepted auditing standards. Assignee acknowledges that (i) the information described in clause (a) above shall be made available in the locations at which such information is currently maintained by Assignor, (ii) Assignee will reimburse Assignor as soon as practicable for any reasonable out-of-pocket costs incurred by Assignor in connection with Assignor’s compliance with this Section 4, and (iii) Assignee shall maintain the confidentiality of all information provided pursuant to this Section 4 except solely to the extent necessary for Assignee to comply with Regulation S-X or any request by the staff of the Securities and Exchange Commission.

5.          Survival. The representations and warranties contained in Paragraphs 1 and 2, and the undertakings set forth in Paragraphs 3 and 4 of this agreement, shall survive the delivery hereof.

[Remainder of page is left intentionally blank; Signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assignment as of the date first above written.

ASSIGNOR:

SIAMAK KOHANOFF

ASSIGNEE:

FIRST CAPITAL REAL ESTATE
OPERATING PARTNERSHIP, L.P.
a Delaware limited partnership

By:	First Capital Real Estate Trust Incorporated,
a Maryland corporation
its General Partner

By:
Name: Suneet Singal
Title: CEO & Chairman of the Board

STATE OF ________________	)
) SS:
COUNTY OF______________	)

I certify that on September ___, 2016, Siamak Kohanoff to me known and known to me to be the person described in and who executed the foregoing instrument and he/she acknowledged to me that he/she executed the same.

NOTARY PUBLIC

STATE OF ________________	)
) SS:
COUNTY OF______________	)

I certify that on September ___, 2016, Suneet Singal came before me in person and stated to my satisfaction that he made and signed the attached instrument; and was authorized to and did execute this instrument on behalf of and as authorized signatory for FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, LP, the entity named in this, as the free act and deed of the entity, by virtue of the authority granted by its partnership agreement and its members.

NOTARY PUBLIC

EXHIBIT B

FORM OF JOINDER

OP UNIT CERTIFICATE

UROP-100131
Certificate Number

430,443
Number of OP Units

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, LP

CERTIFICATE HOLDER:

NAME: SIAMAK KOHANOFF ADDRESS: ____________________

EMAIL: ____________________ TELEPHONE: ____________________

THIS CERTIFICATE EVIDENCES THE OWNERSHIP OF SUCH NUMBER OF OP UNITS HELD BY THE HOLDER HEREOF WHO HAS EXECUTED THIS:

JOINDER AGREEMENT

Reference is hereby made to the Agreement of Limited Partnership of First Capital Real Estate Operating Partnership, LP (f.k.a. United Realty Capital Operating Partnership, L.P.) (the "Partnership"), dated as of August 15, 2012 (as amended by that certain First Amendment to Agreement of Limited Partnership of United Realty Capital Operating Partnership, L.P., dated April 24, 2013 and as further amended by that certain Second Amendment to Agreement of Limited Partnership of United Realty Capital Operating Partnership, L.P., dated May 20, 2014) (the "**OP Agreement**"). Pursuant to and in accordance with Section 12.2 of the OP Agreement, the undersigned, having made a Capital Contribution to the Partnership in accordance with the OP Agreement, or being an assignee of a Person who has made a Capital Contribution to the Partnership in accordance with the OP Agreement, hereby acknowledges that he, she or it has received and reviewed a complete copy of the OP Agreement and accepts and adopts the OP Agreement and agrees that upon execution of this Joinder Agreement, such Person shall become a party to the OP Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the OP Agreement as though an original party thereto and shall be deemed, and admitted as, a Limited Partner for all purposes thereof and entitled to all the rights incidental thereto. This certificate shall constitute, and simultaneously herewith, the undersigned is delivering this certificate as an executed counterpart of the signature page to the OP Agreement. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the OP Agreement.

First Capital Real Estate Operating Partnership, LP.
By: First Capital Real Estate Trust Incorporated, General Partner

Certificate Holder- Limited Partner

____
Suneet Singal, CEO

____
Siamak Kohanoff

if assigned

For ____________________ received, I ____________________ sell and transfer ____________ OP Units of the ____________ OP Units represented by this certificate to:

____ (Assignee)

who has signed the Joinder Agreement on the reverse side of this Certificate and authorize the Secretary of First Capital Real Estate Trust Incorporated to record this transfer on the books of First Capital Real Estate Operating Partnership, LP

Name of Original Holder Limited Partner	Signature of Original Holder Limited Partner	Witness